EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-100451 of Appalachian Power Company on Form S-3 of our report dated February 21, 2003 (May 14, 2003 as to Note 16)(which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of Appalachian Power Company.


/s/ Deloitte & Touche LLC

Columbus, Ohio
May 14, 2003